Exhibit 99.1

January 30, 2025	For More Information Contact:
For Immediate Release	Janet Verneuille, SEVP and CFO
(516) 671-4900, Ext. 7462

THE FIRST OF LONG ISLAND CORPORATION

REPORTS EARNINGS FOR THE YEAR ENDED DECEMBER 31, 2024

Melville, New York, January 30, 2025 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC, the “Company” or the “Corporation”), the parent of The First National Bank of Long Island (the “Bank”), reported earnings for the quarter and year ended December 31, 2024.

President and Chief Executive Officer Chris Becker commented on the Company's results: "Our team is focused on best positioning our company for the future and its pending merger with ConnectOne Bancorp, Inc.  In that regard, our net interest margin bottomed out during the first quarter of 2024 and began its recovery during the remainder of the year.  Excluding loss on securities in 2023, noninterest income increased nearly 23% largely related to new and recurring fee income categories.  Noninterest expense was well controlled with an increase of 1.6% when compared to the prior year after backing out $3.1 million of merger and branch consolidation expenses in 2024.  Finally, asset quality remains strong.  We look forward to the changes to come in 2025, which will offer new and exciting opportunities to our stockholders, customers, employees and communities."

Analysis of Earnings - 2024 Earnings

Net income and diluted earnings per share ("EPS") for the year ended December 31, 2024, were $17.1 million and $0.75, respectively, as compared to $26.2 million and $1.16, respectively, in 2023. The principal drivers of the change in net income were a decline in net interest income of $13.6 million, or 15.7%, and a provision for credit losses of $359,000 as compared to a provision reversal of $326,000 in 2023, partially offset by a loss on sales of securities of $3.5 million in the first quarter of 2023, an increase in remaining noninterest income of $2.2 million, an increase in noninterest expense of $4.1 million and a decrease in income tax expense of $3.5 million. The year ended December 31, 2024 produced a return on average assets ("ROA") of 0.40%, a return on average equity ("ROE") of 4.49%, an efficiency ratio of 79.00%, and a net interest margin of 1.83%.

For the year ended December 31, 2024, net interest income declined due to an increase in interest expense of $25.5 million that was only partially offset by an $11.8 million increase in interest income. Year over year, the cost of interest-bearing liabilities increased 90 basis points while the yield on interest-earning assets increased 31 basis points. The Bank's balance sheet remains liability sensitive, however the pace of repricing of average interest-earning assets began outpacing the repricing of average interest-bearing liabilities in the second half of the year as the Fed's easing of interest rates allowed the Bank to reduce nonmatured deposit rates.

The Bank recorded a provision for credit losses of $359,000 during 2024, compared to a provision reversal of $326,000 in 2023. The allowance for credit losses declined when compared to year-end 2023 largely due to declines in historical loss rates and reserves on individually evaluated loans, partially offset by a deterioration in current and forecasted economic conditions, including adjustments for rent stabilization status of multifamily properties. The reserve coverage ratio remained stable at 0.88% of total loans at December 31, 2024 as compared to 0.89% at December 31, 2023. Past due loans and nonaccrual loans were at $270,000 and $3.2 million, respectively, on December 31, 2024. Overall credit quality of the loan and investment portfolios remains strong.

Noninterest income, excluding the loss on sales of securities of $3.5 million in the 2023 period, increased $2.2 million, or 22.8%, year over year. Recurring components of noninterest income including bank-owned life insurance (“BOLI”) and service charges on deposit accounts had increases of 8.1% and 11.3%, respectively. Other noninterest income increased 45.7% and included increases of $655,000 in merchant card services, $465,000 in back-to-back swap fees, $377,000 of BOLI benefit payments, and $242,000 in pension income, which were partially offset by a gain on disposition of premises and fixed assets of $240,000 in 2023.

Noninterest expense increased $4.1 million, or 6.4%, for the year ended December 31, 2024, as compared to the prior year.  The change in noninterest expense is mainly attributable to branch consolidation and merger expenses of $1.9 million and $1.2 million, respectively.  Noninterest expense excluding merger and branch consolidation expenses increased by $1.0 million or 1.6%.  The 6.3% year-over-year increase in salaries and employee benefits included a variety of compensation and benefit categories including the vesting of certain awards during the fourth quarter of 2024.  The decrease of $554,000 in occupancy and equipment expense was largely due to the ongoing branch optimization strategy.  Lower other expenses included a decrease in telecommunication expenses of $510,000 due to efficiencies with system upgrades and a smaller provision for off-balance sheet commitments of $310,000 due to a decrease in off-balance sheet credit exposure.

Income tax expense decreased $3.5 million, and the effective tax rate declined from 11.0% in 2023 to (1.9%) in 2024. The decline in the effective tax rate is mainly due to an increase in the percentage of pre-tax income derived from the Bank’s real estate investment trust, reducing the state and local income tax due. The decrease in income tax expense reflects the lower effective tax rate and a decline in pre-tax income.

Analysis of Earnings – Fourth Quarter 2024 Versus Fourth Quarter 2023

Net income for the fourth quarter of 2024 decreased $2.8 million as compared to the fourth quarter of 2023. The change in net income is mainly attributable to an increase in salaries and employee benefits expense of $2.4 million for substantially the same reasons discussed above with respect to the year-over-year changes, a $1.9 million decline in net interest income along with a $1.4 million increase in branch consolidation expenses.  This was partially offset by a provision reversal for credit losses of $381,000 as compared to a provision of $901,000 in the fourth quarter of 2023, back-to-back swap fees of $233,000 and a BOLI benefit payment of $225,000, both recorded in the current period and an increase in merchant card services income of $186,000. The quarter produced a ROA of 0.31%, a ROE of 3.35%, an efficiency ratio of 86.78%, and a net interest margin of 1.83%.

Analysis of Earnings – Fourth Quarter 2024 Versus Third Quarter 2024

Net income for the fourth quarter of 2024 decreased $1.4 million compared to the third quarter of 2024. The decrease in net income was primarily due to an increase in salaries and employee benefits of $856,000, additional branch consolidation expenses of $840,000 and a decrease in net interest income of $573,000, partially offset by a provision reversal for credit losses of $381,000 in the fourth quarter as compared to a provision of $170,000 in the third quarter and a decrease in merger expenses of $571,000. The decline in net interest income was primarily due to a net interest margin decrease of 6 basis points when compared to the linked quarter, which was largely due to lower income on the fair value derivative.

Liquidity

On December 31, 2024, overnight advances and other borrowings were down by $70.0 million and $37.5 million, respectively, from prior year end. At year-end, the Bank had $583.0 million in collateralized borrowing lines with the Federal Home Loan Bank of New York and the Federal Reserve Bank, $20.0 million unsecured line of credit with a correspondent bank and $265.5 million in unencumbered cash and securities. In total, $868.5 million in liquidity was available on December 31, 2024.  Uninsured deposits were 45.8% of total deposits at December 31, 2024.

Capital

The Corporation’s capital position remains strong with a leverage ratio of approximately 10.12% on December 31, 2024. Book value per share was $16.77 on December 31, 2024, versus $16.83 on December 31, 2023. The accumulated other comprehensive loss component of stockholders’ equity is mainly comprised of a net unrealized loss in the available-for-sale securities portfolio due to higher market interest rates. The Company declared its quarterly cash dividend of $0.21 per share during the quarter. There were no share repurchases during the quarter.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934. Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”. The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024. The Form 10-K will be available through the Bank’s website at www.fnbli.com on or about March 12, 2025, when it is anticipated to be electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	12/31/2024	12/31/2023
	(dollars in thousands)
Assets:
Cash and cash equivalents	$38,330	$60,887
Investment securities available-for-sale, at fair value	624,779	695,877

Loans:
Commercial and industrial	136,732	116,163
Secured by real estate:
Commercial mortgages	1,963,107	1,919,714
Residential mortgages	1,084,090	1,166,887
Home equity lines	36,468	44,070
Consumer and other	1,210	1,230
	3,221,607	3,248,064
Allowance for credit losses	(28,331)	(28,992)
	3,193,276	3,219,072

Restricted stock, at cost	27,712	32,659
Bank premises and equipment, net	29,135	31,414
Right-of-use asset - operating leases	18,951	22,588
Bank-owned life insurance	117,075	114,045
Pension plan assets, net	11,806	10,740
Deferred income tax benefit	36,192	28,996
Other assets	22,080	19,622
	$4,119,336	$4,235,900
Liabilities:
Deposits:
Checking	$1,074,671	$1,133,184
Savings, NOW and money market	1,574,160	1,546,369
Time	616,027	591,433
	3,264,858	3,270,986

Overnight advances	—	70,000
Other borrowings	435,000	472,500
Operating lease liability	21,964	24,940
Accrued expenses and other liabilities	18,648	17,328
	3,740,470	3,855,754
Stockholders' Equity:
Common stock, par value $0.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 22,595,349 and 22,590,942 shares	2,260	2,259
Surplus	79,731	79,728
Retained earnings	354,051	355,887
	436,042	437,874
Accumulated other comprehensive loss, net of tax	(57,176)	(57,728)
	378,866	380,146
	$4,119,336	$4,235,900

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Year Ended		Three Months Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
	(dollars in thousands)
Interest and dividend income:
Loans	$137,092	$127,866	$34,413	$33,160
Investment securities:
Taxable	26,412	22,663	5,711	6,786
Nontaxable	3,826	4,954	954	978
	167,330	155,483	41,078	40,924
Interest expense:
Savings, NOW and money market deposits	45,254	32,164	11,617	9,976
Time deposits	27,509	19,267	6,761	6,181
Overnight advances	401	950	9	354
Other borrowings	20,947	16,237	4,664	4,455
	94,111	68,618	23,051	20,966
Net interest income	73,219	86,865	18,027	19,958
Provision (credit) for credit losses	359	(326)	(381)	901
Net interest income after provision (credit) for credit losses	72,860	87,191	18,408	19,057

Noninterest income:
Bank-owned life insurance	3,456	3,197	883	814
Service charges on deposit accounts	3,376	3,034	833	791
Net loss on sales of securities	—	(3,489)	—	—
Gain on disposition of premises and fixed assets	21	240	—	—
Other	5,215	3,354	1,504	792
	12,068	6,336	3,220	2,397
Noninterest expense:
Salaries and employee benefits	39,720	37,373	10,551	8,105
Occupancy and equipment	12,586	13,140	3,297	3,166
Merger expenses	1,161	—	295	—
Branch consolidation expenses	1,934	—	1,387	—
Other	12,763	13,546	3,128	3,536
	68,164	64,059	18,658	14,807
Income before income taxes	16,764	29,468	2,970	6,647
Income tax (credit) expense	(312)	3,229	(274)	588
Net income	$17,076	$26,239	$3,244	$6,059

Share and Per Share Data:
Weighted Average Common Shares	22,527,300	22,550,562	22,548,966	22,586,296
Dilutive restricted stock units	121,393	82,609	221,692	122,961
Dilutive weighted average common shares	22,648,693	22,633,171	22,770,658	22,709,257

Basic EPS	$0.76	$1.16	$0.14	$0.27
Diluted EPS	0.75	1.16	0.14	0.27
Cash Dividends Declared per share	0.84	0.84	0.21	0.21

FINANCIAL RATIOS
(Unaudited)
ROA	0.40%	0.62%	0.31%	0.57%
ROE	4.49	7.14	3.35	6.68
Net Interest Margin	1.83	2.16	1.83	2.00
Efficiency Ratio	79.00	65.52	86.78	65.47

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	12/31/2024		12/31/2023
	(dollars in thousands)
Loans including modifications to borrowers experiencing financial difficulty:
Modified and performing according to their modified terms	$421		$431
Past due 30 through 89 days	270		3,086
Past due 90 days or more and still accruing	—		—
Nonaccrual	3,229		1,053
	3,920		4,570
Other real estate owned	—		—
	$3,920		$4,570

Allowance for credit losses	$28,331		$28,992
Allowance for credit losses as a percentage of total loans	0.88%		0.89%
Allowance for credit losses as a multiple of nonaccrual loans	8.8	x	27.5	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Year Ended December 31,
	2024			2023
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$60,259	$3,221	5.35%	$48,879	$2,508	5.13%
Investment securities:
Taxable (1)	611,936	23,191	3.79	584,450	20,155	3.45
Nontaxable (1) (2)	152,575	4,843	3.17	196,341	6,271	3.19
Loans (1) (2)	3,237,664	137,092	4.23	3,260,903	127,868	3.92
Total interest-earning assets	4,062,434	168,347	4.14	4,090,573	156,802	3.83
Allowance for credit losses	(28,613)			(30,291)
Net interest-earning assets	4,033,821			4,060,282
Cash and due from banks	32,207			30,847
Premises and equipment, net	30,700			32,027
Other assets	124,909			112,833
	$4,221,637			$4,235,989
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,591,320	45,254	2.84	$1,657,947	32,164	1.94
Time deposits	622,229	27,509	4.42	553,096	19,267	3.48
Total interest-bearing deposits	2,213,549	72,763	3.29	2,211,043	51,431	2.33
Overnight advances	7,156	401	5.60	17,529	950	5.42
Other borrowings	446,837	20,947	4.69	380,399	16,237	4.27
Total interest-bearing liabilities	2,667,542	94,111	3.53	2,608,971	68,618	2.63
Checking deposits	1,135,579			1,220,947
Other liabilities	38,159			38,575
	3,841,280			3,868,493
Stockholders' equity	380,357			367,496
	$4,221,637			$4,235,989

Net interest income (2)		$74,236			$88,184
Net interest spread (2)			0.61%			1.20%
Net interest margin (2)			1.83%			2.16%

(1)	The average balances of loans include nonaccrual loans. The average balances of investment securities exclude unrealized gains and losses on available-for-sale securities.
(2)	Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended December 31,
	2024			2023
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$41,393	$497	4.78%	$39,134	$539	5.46%
Investment securities:
Taxable (1)	585,774	5,214	3.56	642,590	6,247	3.89
Nontaxable (1) (2)	152,028	1,207	3.18	157,098	1,238	3.15
Loans (1)	3,240,254	34,413	4.25	3,245,232	33,160	4.09
Total interest-earning assets	4,019,449	41,331	4.11	4,084,054	41,184	4.03
Allowance for credit losses	(28,679)			(29,577)
Net interest-earning assets	3,990,770			4,054,477
Cash and due from banks	30,311			29,175
Premises and equipment, net	29,868			31,792
Other assets	131,573			105,902
	$4,182,522			$4,221,346
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,597,769	11,617	2.89	1,626,615	9,976	2.43
Time deposits	612,334	6,761	4.39	602,256	6,181	4.07
Total interest-bearing deposits	2,210,103	18,378	3.31	2,228,871	16,157	2.88
Overnight advances	761	9	4.70	25,055	354	5.61
Other borrowings	416,413	4,664	4.46	390,326	4,455	4.53
Total interest-bearing liabilities	2,627,277	23,051	3.49	2,644,252	20,966	3.15
Checking deposits	1,132,122			1,176,276
Other liabilities	37,578			41,063
	3,796,977			3,861,591
Stockholders' equity	385,545			359,755
	$4,182,522			$4,221,346

Net interest income (2)		$18,280			$20,218
Net interest spread (2)			0.62%			0.88%
Net interest margin (2)			1.83%			2.00%

(1)	The average balances of loans include nonaccrual loans. The average balances of investment securities exclude unrealized gains and losses on available-for-sale securities.
(2)	Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt investment securities had been made in investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.